SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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          Date of Report (Date of earliest event reported): May 4, 2005
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                                   ICOA, Inc.
               (Exact Name of Registrant as Specified in Charter)

        Nevada                         0-32513                87-0403239
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(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)           Identification No.)

                      111 Airport Road, Warwick, Rhode Island      02889
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                      (Address of principal executive offices)   (Zip code)

                                 (401) 352-2300
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               Registrant's telephone number, including area code


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))








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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2005, the Company entered into a Master Lease Agreement with Agility Lease Fund I, LLC. Under the terms of the agreement, the Company can lease up to $1.0 million of equipment and project costs related to Wi-Fi network growth and deployments.



ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Master Lease Agreement, the Company is required to issue $200,000 of warrants at the market price on the day prior to closing, and an additional 10% warrant based on the market price on the day prior to each lease schedules execution.



 ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not Applicable

         (b) Not Applicable

         (c) Exhibit No. Description

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
99.1    Master Lease Agreement #5509 with Agility Lease Fund I, LLC.     Provided herewith
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99.2    Form of Warrant to be issued to Agility Solutions                Provided herewith
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






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ICOA, INC.

Date:    May 9, 2005                     By:      /s/ Erwin Vahlsing, Jr.
                                                  -----------------------------
                                       Name:      Erwin Vahlsing, Jr.
                                        Its:      Chief Financial Officer and
                                                  Treasurer